Exhibit 4.1

COMMON STOCK	COMMON STOCK
CERTIFICATE NO. CS-	( ) SHARE(S)

ICC HOLDINGS, INC.

ORGANIZED UNDER THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA

is the owner of:	( ) SHARES OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK PAR VALUE $0.01

PER SHARE OF ICC HOLDINGS, INC.

a Pennsylvania business corporation.

The shares represented by this certificate are transferable only on the stock transfer books of ICC Holdings, Inc. (the “Company”) by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions contained in the Company’s official corporate papers filed with the Department of State of the Commonwealth of Pennsylvania (copies of which are on file at the principal office of the Company), to all of the provisions the holder by acceptance hereof, assents.

IN WITNESS WHEREOF, FACILITY MANAGEMENT CORP. has caused this certificate to be executed by the signatures of its duly authorized officers and has caused its corporate seal to be hereunto affixed.

Dated:

President	Secretary

ICC HOLDINGS, INC.

The shares represented by this certificate are subject to certain limitations contained in the articles of incorporation (the “Articles”). A copy of the Articles is on file at the principal offices of the Company.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFTS MIN ACT -	custodian
		(Cust)	(Minor)

TEN ENT -	as tenants by the entireties	under Uniform Gifts to Minors Act

(State)

JT TEN -	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received                      hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFICATION NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee.

                                                                                                                shares of the common stock represented by this certificate and do hereby irrevocably constitute and appoint                                                                                                                           , attorney, to transfer the said stock on the books of the within-named bank with full power of substitution in the premises.

DATED
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

SIGNATURE GUARANTEED:
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION